Contact: China Wind Systems, Inc. Ms. Judy Ye, CFO Phone: 001-416-502-3662 Email: judyhye@hotmail.com	CCG Elite Investor Relations Mr. Crocker Coulson, President Phone: +1-646-213-1915 (New York) Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Wind Systems, Inc. Appoints Chief Financial Officer

Wuxi, Jiangsu Province, China, - February 11, 2008 -China Wind Systems, Inc. (OTC Bulletin Board: CWSI.OB) (“China Wind Systems” or the “Company”), which through its wholly owned subsidiaries manufactures and sells industrial machines for use in the textile and energy related industries in the People’s Republic of China, today announced the appointment of Ms. Judy Ye as its new Chief Financial Officer effective February 08, 2008.

Ms. Ye will assume responsibility as the Company’s CFO on February 8, 2008 and will report directly to Mr. Jianhua Wu, CEO of China Wind Systems. Ms. Ye will be responsible for overseeing the Company’s overall financial planning, control and reporting activities. Ms. Judy Ye has over thirteen years of experience in financial and management accounting. Prior to joining China Wind, Ms. Ye was the president of ARSY Consulting Ltd. where she was in charge of providing financial consulting services as well as preparing the annual and quarterly financial reports filed with the U.S. Securities and Exchange Commission. Previously, Ms Ye worked as a Controller and Financial Advisor of Tengtu International Corporation, an online education platform company, which develops and sells e-learning software, computer systems, and educational materials to China’s Ministry of Education. Prior to that, Ms Ye worked as a Corporate Accountant at Bluenotes Canada, a subsidiary of American Eagle Outfitters, Inc. Prior to that, Ms Ye worked as a Financial Analyst at DST Canada. Ms. Ye started her career as an accountant, 1994, at BPI Capital Financial Corp. Ms. Judy Ye holds a MBA degree from Laurentian University, Ontario, Canada. Ms. Ye is also a CPA and a registered certified general accountant in Canada. Ms. Ye has working knowledge of US GAAP. Ms. Ye is fluent in both Mandarin and English.

“We are very pleased to have Ms. Ye join China Wind Systems as our Chief Financial Officer.” said Mr. Jianhua Wu, CEO of China Wind. “I am delighted to join China Wind Systems and look forward to working closely with Mr. Wu to accomplish the Company’s goals,” commented Ms. Ye. “I also look forward to working closely with the investment community in communicating the Company's financial results.”

About China Wind Systems, Inc.

China Wind Systems, through its affiliates, Huayang Dye Machine and Huayang Electrical Power Equipment, manufactures and sells industrial equipment for use in the textile and energy related industries in China. Since August 2007, the company has shifted its strategy to focus on the growing wind energy industry in China, and has begun to supply high precision rolled rings to companies in the wind power energy industry.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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